Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

SPLISH SPLASH AT ADVENTURE ISLAND, INC.

Under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

1.             The name of the corporation is:

SPLISH SPLASH AT ADVENTURE ISLAND, INC.

2.             For the purpose or purposes for which the corporation is formed are as follows: to wit:

To engage in any lawful act or activity for which corporations may be formed under the Business Corporation Law. The corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board agency or other body without such consent or approval first being obtained.

To own, operate, manage, acquire and deal in property, real and personal, which may be necessary to the conduct of the business.

The corporation shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute in the State of New York.

3.             A director of the corporation shall not be held liable to the corporation or its shareholders for damages for any breach of duty in such capacity except for

(i)            liability if a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that the director’s acts violated BCL Section 719, or

(ii)           liability for any act or omission prior to the adoption of this provision.

4.             The county in which the office of the corporation is to be located in the State of New York is:  Suffolk

5.             The aggregate number of shares which the corporation shall have authority to issue is:  200 shares, no par value.

6.             The Secretary of State is designated as agent of the corporation upon whom process against it maybe served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

Feder, Platt, Kutner et al

265 West 14th Street

New York, New York 10011

The undersigned incorporator is of the age of eighteen years or over.

IN WITNESS WHEREOF, this certificate has been subscribed this 2nd day of October, 1989 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

Laura A. Faircloth
Laura A. Faircloth
33 Rensselaer Street
Albany, New York 12202

2

Certificate of Amendment of the Certificate of Incorporation of

Splish Splash at Adventure Island, Inc.

Under Section 806 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(1)  The name of the corporation is Splish Splash at Adventure Island, Inc.

(2)  The certificate of incorporation was filed by the department of state on the 3rd day of October 1989.

(3)  The certificate of incorporation of this corporation is hereby amended to effect the following change

To amend paragraph (1) which sets forth the name of the corporation

(1)  SPLISH SPLASH AT ADVENTURELAND, INC.

(4)  The amendment to the certificate of incorporation was authorized first by the Board of Directors followed by a meeting of shareholders by vote of a majority of all the outstanding shares entitled to vote thereon.

IN WITNESS WHEREOF, this certificate has been subscribed this 13th day of August, by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type Name	Capacity to which signed	Signature

ANTHONY GENTILE	President	/s/ Anthony Gentile

STEVEN GENTILE	Secretary/Treasurer	/s/ Steven Gentile

Certificate of Amendment of the Certificate of Incorporation of

Splish Splash at Adventure Island, Inc.

Under Section 805 of the Business Corporation Law

Filed By:	Feder, Platt & Kutner, Esqs.

Address:	265 West 145h Street
New York, New York 10011
(201) 25500608

Certificate of Change of

under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(a)  The name of the corporation is SPLISH SPLASH AT ADVENTURELAND, INC.

and the corporation was formed under the (said) name SPLISH SPLASH AT ADVENTURE ISLAND, INC.

(b)  The certificate of incorporation was filed by the department of state on the 3rd of October 1989

(c)  The certificate of incorporation is changed:

*to specify or change the post office address to which the secretary of state shall mail a copy of any

* to make, revoke or change the designation of the registered agent of the corporation or to specify or change the address of the registered agent of the corporation as follows:

Allen Smith, Attorney

737 Roanoke Avenue

Riverhead, NY 11901

The change of the certificate of incorporation was approved by or pursuant to authorization of the board of directors

IN WITNESS WHEREOF, this certificate has been subscribed this 1st day of December 2000 by the undersigned who affirm(s) that the statements made herein are true under the penalties of perjury.

Type name	Capacity in which signed	Signature

Douglas Honey	Chief Financial Officer	/s/ Douglas Honey

Certificate of Change

AS TO

Splish Splash at Adventureland, Inc.

under Section 805-A of the Business Corporation Law

filed by: Splish Splash at Adventureland, Inc
P.O. Box 1090
Riverhead, NY 11901

State of New York	)
Department of State	) ss:

I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on            April 05, 2006

[Seal:  State of New York Department of State]

signature

Special Deputy Secretary of State

Certificate of Change of

* Splish Splash at Adventureland, Inc.

under Section 805-A of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

(a) the name of the corporation is Splish Splash at Adventureland, Inc.

and the corporation was formed under the (add) name

Splish Splash at Adventureland, Inc.

(b) the certificate of incorporation was filed by the department of service on

*to specify or change the post office address to which the secretary of state shall mail a copy of any process against the corporation served upon him to

Allen Smith, Attorney

737 Roanoke Avenue

Riverhead, NY 11901

[Top part of this document illegible]

*officer, director, attorney-in fact or duly authorized person

Certificate of Change

AS TO

*Splish Splash of Adventureland, Inc.

under section 805-A of the business Corporation Law

Filed by:   Chip Cleary

PO Box 1090

Riverhead, NY 11901